EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS THIRD QUARTER 2006 RESULTS

Santa Clara, Calif. — October 25, 2006 — Affymetrix, Inc., (Nasdaq: AFFX) today reported its operating results for the third quarter of 2006.  On a GAAP basis the Company reported net loss of approximately $14.2 million or $0.21 per diluted share, including restructuring charges of $10.0 million or $0.15 per diluted share and stock-based compensation expense of $3.6 million or $0.05 per diluted share, in the third quarter of 2006, as compared to net income of $9.4 million or $0.14 per diluted share in the third quarter of 2005.

On January 1, 2006, the Company adopted FAS 123R and is reporting employee stock-based compensation expense in its GAAP results. Excluding the impact of FAS 123R, the Company reported non-GAAP net loss of approximately $11.0 million or $0.16 per diluted share in the third quarter of 2006.

Total revenue for the quarter was $84.7 million, of which $4.6 million was related to the sale of products to Perlegen Sciences, Inc., as compared to total revenue of $83.4 million in the third quarter of 2005, of which $2.2 million was related to the sale of products to Perlegen.

Product and product related revenue was $74.1 million for the third quarter of 2006, compared to $79.5 million in the same period in 2005.

Third quarter sales included GeneChip® consumable revenue of $59.8 million, consisting of array revenue of $37.4 million, reagent revenue of $10.1 million, genotyping services revenue of $7.7 million and $4.6 million of Perlegen revenue. Additionally, the Company reported instrument revenue of $8.6 million. Affymetrix shipped 33 GeneChip Systems in the quarter, increasing the cumulative systems shipped to approximately 1480.

Royalties and other revenue were $6.0 million for the third quarter of 2006 compared to $1.7 million in the third quarter of 2005.

Total operating costs and expenses were $101.6 million for the third quarter of 2006, including the $10.0 million in restructuring charges previously mentioned, compared to $75.1 million in the third quarter of 2005.

Cost of product and product related revenue was $32.5 million in the third quarter of 2006 compared to $23.4 million in the same period of 2005.  Product and product related gross margin was 56.2 percent in the third quarter of 2006 compared to 70.6 percent in the third quarter of 2005. The primary factor which impacted the year-over-year gross margin comparison was the price reduction on the Company’s two-chip 500K Mapping Array which was instituted in July ahead of the planned shipments of a single-array 500K in the fourth quarter of 2006. This impacted gross margin by approximately $6 million or 8 points.

Research and development expenses were $21.6 million during the third quarter of 2006 compared to $19.8 million in the third quarter of 2005. Excluding the impact of FAS 123R, on a non-GAAP basis research and development expenses were $20.7 million during the third quarter of 2006 compared to $19.8 million in the third quarter of 2005.

Selling, general and administrative expenses were $35.9 million for the third quarter of 2006 compared to $30.4 million in third quarter of 2005. In the third quarter of 2006, the Company incurred approximately $2.5 million of selling, general and administrative expenses associated with increased legal costs as well as expenses associated with the Company’s internal stock option review.  Excluding the impact of FAS 123R, on a non-GAAP basis selling, general and administrative expenses were $33.6 million for the third quarter of 2006 compared to $30.2 million in the third quarter of 2005.

Recent Highlights

DNA Analysis

•                  Affymetrix has been selected to analyze more than 9,000 samples in a large-scale whole-genome association project for the Framingham Heart Study.  As part of the SNP Health Association Resource project, Affymetrix will collaborate with the National Heart Lung and Blood Institute and the National Center for Biotechnology Information of the National Institutes of Health to identify genetic variants associated with heart, lung, blood and sleep disorders.

•                  The Autism Consortium has selected the single Affymetrix GeneChip Human Mapping 500K Array for the world’s most comprehensive study on the genes associated with autism. The Autism Gene Discovery Project will be conducted across 3,700 samples by scientific experts from the Autism Consortium and the Broad Institute of MIT and Harvard.

•                  Researchers from Boston University and Howard University will perform the first genome-wide scan of an African American cohort searching for genes associated with obesity, hypertension, diabetes and metabolic syndrome using the Affymetrix 500K Array Set.

•                  Researchers at the Translational Genomics Research Institute (TGen) have used the Affymetrix 500K Array to discover a gene associated with memory performance in humans. The team’s findings may be used to develop new medicines for memory-based diseases such as Alzheimer’s and Parkinson’s.  The study was published in the Oct. 20, 2006 issue of Science.

•                  The Foundation for the National Institutes of Health (FNIH) announced that six major studies of brain, skin, and kidney disorders have been selected as the first to undergo whole genome analysis by the Genetic Association Information Network (GAIN).  GAIN is a unique public-private partnership involving the NIH, Pfizer, Affymetrix, FNIH, Perlegen Sciences, Abbott, and the Broad Institute.

RNA Analysis

•                  NCI and NHGRI announced grant awards in the Cancer Genome Atlas Pilot Project.  The $100 million Project will test the use of large-scale genome analysis technologies in lung, brain, and ovarian cancer research.  Affymetrix technology will be used at two institutions involved in the project.  The Broad Institute of MIT and Harvard will use Affymetrix chips to look at expression and copy number changes.  Lawrence Berkeley National Laboratory will use the Affymetrix Exon Arrays to look at cancer transcription profiles.

•                  The MicroArray Quality Control (MAQC) study, a collaborative effort led by the FDA and published in the September 8, 2006 issue of Nature Biotechnology, demonstrated that at a high level, gene expression signatures generated by microarrays are repeatable, further advancing the field towards widespread use in clinical applications.  Affymetrix technology outperformed all other platforms in four areas: Reproducibility, Robustness, Sensitivity, and Controls.

Molecular Diagnostics

•                  The Company has completed setup of Affymetrix Clinical Services Lab (ACSL), including filing Clinical Laboratory Improvement Amendments (CLIA) applications.  Located in West Sacramento, the purpose of ACSL is to accelerate adoption of GeneChip assays to clinical practice.  This lab will perform clinical tests, clinical trials, and assist in the development of clinical assays to accelerate the transition of GeneChip technologies under CLIA-validated, reproducible, standardized assay development practices.

Pharmaceutical

•                  Wyeth has extended its agreement with Affymetrix for three more years, continuing the relationship that began in 1994.  Under the agreement, Wyeth will apply Affymetrix technology in numerous areas of the drug discovery and development process.  Wyeth was one of the first pharmaceutical companies to apply genomics in clinical research.

Translational Medicine

•                  Affymetrix and Partners HealthCare have entered into a three-year translational research collaboration to develop microarray-based diagnostics for complex diseases such as newborn hearing loss, autism and hypertrophic cardiomyopathy. Researchers at Harvard Medical School, Partners HealthCare and Harvard Medical School-Partners HealthCare Center for Genetics and Genomics will create and validate microarray tests in CLIA laboratories.

•                  Affymetrix has entered into a five-year collaboration with the Peter MacCallum Cancer Centre (Peter Mac) in Melbourne, Australia, to analyze genomic information across large sets of patient samples.  Peter Mac researchers will use Affymetrix arrays for translational research projects, beginning with studies on ovarian cancer and carcinoma of unknown primaries.

•                  Affymetrix and Zhejiang California Nanosystem Institute at Zhejiang University have entered into a collaboration to develop clinical applications using GeneChip technology in the areas of cancer, newborn genetic diseases and infectious diseases.  This is Affymetrix’ first translational medicine collaboration in China.

Licensing

•                  NimbleGen has obtained a non-exclusive, worldwide license to a number of Affymetrix patents covering the manufacture, use and sales of nucleic acid microarrays and related products and services in the research field.

Affymetrix’ management team will host a conference call on October 25, 2006 at 2:00 p.m. PT to review its operating results for the third quarter of 2006. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on October 25, 2006 until 8:00 p.m. PT on November 1, 2006 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 8258660. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,400 systems have been installed around the world and more than 7,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia and has about 1,100 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the Company’s earnings release contains non-GAAP financial measures that exclude the effects of non-cash equity-based stock compensation expense as a result of the Company’s adoption of FAS 123R on January 1, 2006.  The Company believes that the presentation of results excluding non-cash equity-based stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company used the Modified Prospective Method to adopt FAS 123R and did not restate prior year results for the impact of employee stock option expensing.  Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.  A reconciliation between the Company’s results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of the Company’s earnings release.

The Company uses these non-GAAP financial measures when evaluating its financial results as well as for internal planning and forecasting purposes.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

All statements in this press release that are not historical are “forward-looking statements” under the federal securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to: risks related to the Company’s ability to achieve and sustain higher levels of revenue and improved gross margins and operating income and reduced operating expenses (including risks related to the outcome of the Company’s previously announced efforts to reduce expenses in the general and administrative functions including the rationalization of the Company’s facilities); uncertainties relating to technological approaches, manufacturing (including risks related to resolving any manufacturing problems) and product development; uncertainties relating to changes in senior management personnel and structure; uncertainties related to cost and pricing of Affymetrix products; risks relating to dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection; and risks relating to intellectual property and other litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K/A for the year ended December 31, 2005 and other SEC reports, including reports on Form 10-Q and Form 10-Q/A for subsequent periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.

– Financial Charts to Follow –

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2006	December 31, 2005
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$66,487	$100,236
Available-for-sale securities – short-term	179,055	184,696
Accounts receivable	65,097	93,028
Accounts receivable from Perlegen Sciences	5,153	4,082
Inventories	45,654	35,980
Deferred tax assets—current portion	26,375	26,230
Prepaid expenses and other current assets	7,584	12,622
Total current assets	395,405	456,874
Property and equipment, net	132,465	85,560
Acquired technology rights, net	57,204	61,426
Goodwill	124,787	124,498
Deferred tax assets—long-term portion	18,087	17,594
Notes receivable from employees	2,364	1,824
Other assets	33,051	27,318
	$763,363	$775,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,939	$71,551
Deferred revenue — current portion	34,316	35,644
Total current liabilities	95,255	107,195
Deferred revenue — long-term portion	12,029	15,606
Other long-term liabilities	5,279	4,184
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	678	672
Additional paid-in capital	660,732	646,186
Deferred stock compensation	—	(10,799)
Accumulated other comprehensive loss	(1,503)	(1,227)
Accumulated deficit	(129,107)	(106,723)
Total stockholders’ equity	530,800	528,109
	$763,363	$775,094

Note 1:                             The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K/A for the fiscal year ended December 31, 2005.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue
Product sales	$56,139	$69,044	$183,154	$211,808
Product related revenue	17,971	10,456	45,621	32,707
Total product and product related revenue	74,110	79,500	228,775	244,515
Royalties and other revenue	5,969	1,727	10,263	5,280
Revenue from Perlegen Sciences	4,593	2,220	12,091	6,318
Total revenue	84,672	83,447	251,129	256,113

Costs and expenses:
Cost of product sales	23,618	20,755	62,338	57,986
Cost of product related revenue	8,859	2,655	22,712	7,619
Cost of revenue from Perlegen Sciences	1,646	1,359	4,304	4,351
Research and development	21,639	19,835	66,737	57,724
Selling, general and administrative	35,865	30,362	114,107	92,499
Stock-based compensation	—	141	—	257
Restructuring	10,008	—	10,008	—
Total costs and expenses	101,635	75,107	280,206	220,436
(Loss) income from operations	(16,963)	8,340	(29,077)	35,677
Interest income and other, net	2,942	2,294	10,949	3,961
Interest expense	(350)	(413)	(1,174)	(1,129)

(Loss) income before income taxes	(14,371)	10,221	(19,302)	38,509
Income tax benefit (provision)	216	(823)	(3,082)	(3,330)
Net (loss) income	$(14,155)	$9,398	$(22,384)	$35,179

Basic net (loss) income per common share	$(0.21)	$0.15	$(0.33)	$0.56
Diluted net (loss) income per common share	$(0.21)	$0.14	$(0.33)	$0.52

Shares used in computing basic net (loss) income per share	67,248	63,786	67,320	63,112
Shares used in computing diluted net (loss) income per share	67,248	70,463	67,320	69,966

AFFYMETRIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
GAAP net (loss) income	$(14,155)	$9,398	$(22,384)	$35,179
Stock-based compensation:
Cost of product sales(1)	408	—	1,126	—
Research and development(1)	934	7	3,038	10
Selling, general and administrative(1)	2,290	134	8,350	247
Income tax effect(2)	(509)	(12)	(3,124)	(22)
Non-GAAP net (loss) income	$(11,032)	$9,527	$(12,994)	$35,414

Non-GAAP diluted net (loss) income per share	$(0.16)	$0.14	$(0.19)	$0.52

Shares used in computing non-GAAP diluted net (loss) income per share(3)	67,248	70,463	67,320	69,966

Explanations for Non-GAAP adjustments included in table above:

(1)                               For the three and nine months ended September 30, 2006, the Company has added back stock-based compensation expense recorded under FAS 123R to compute its non-GAAP operating results.

(2)                               Amount reflects the estimated tax impact on the above noted non-GAAP adjustments.

(3)                               For the three and nine months ended September 30, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net loss per share to conform to what the diluted shares would had been had it applied prior accounting standards as the Company was in a loss position.